UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 10, 2006 (March 7, 2006)

Date of Report (Date of earliest event reported)

Gevity HR, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, FL 34202

(Address of principal executive offices and zip code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Effective March 7, 2006, Gevity HR, Inc. (the “Company”) entered into a letter agreement with Gregory M. Nichols, with respect to his resignation as the Company’s Senior Vice President, General Counsel and Corporate Secretary.

Pursuant to the agreement, Mr. Nichols continued his employment with the Company through February 28, 2006. The Company paid Mr. Nichols his previously established 2005 target level bonus award of $88,000 for services performed during 2005.

The Company also agreed to pay Mr. Nichols an amount equal to $22,000 per month through December 31, 2006, in addition to providing certain benefits, including compensation for accrued paid time off, outplacement expenses, and access to health benefits. Options held by Mr. Nichols to purchase common stock of the Company that vest on or have vested prior to February 28, 2006 may be exercised by Mr. Nichols during the ninety days after February 28, 2006, as provided for in the plan under which such options were issued.

The foregoing summary of the material provisions of the letter agreement with Mr. Nichols does not purport to be complete and is qualified in its entirety by reference to the letter agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Agreement between Gevity HR, Inc. and Gregory M. Nichols, effective March 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006

GEVITY HR, INC.

By:	/s/ Edwin E. Hightower, Jr.
Name: Edwin E. Hightower, Jr.
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement between Gevity HR, Inc. and Gregory M. Nichols, effective March 7, 2006.